Exhibit 99.1

Flux Power Announces Closing of $15 Million Registered Direct Offering

Priced at a Premium to Market

Vista, CA – September 27, 2021 – Flux Power Holdings, Inc. (Nasdaq: FLUX), a developer of advanced lithium-ion battery packs for commercial and industrial equipment, today announced that it has closed on its previously announced registered direct offering, priced at-the-market under Nasdaq rules, for the sale of 2,142,860 shares of its common stock and warrants to purchase up to an aggregate of 1,071,430 shares of common stock, at a purchase price of $7.00 per share and associated warrant. The associated warrants have an exercise price equal to $7.00 per share, are exercisable immediately upon issuance and expire on September 28, 2026.

H.C. Wainwright & Co. acted as the exclusive placement agent for the registered direct offering.

The gross proceeds from the registered direct offering were approximately $15.0 million before deducting placement agent fees and other offering expenses. Flux Power currently intends to use the net proceeds from this registered direct offering for general corporate and working capital purposes.

The securities described above were offered and sold by Flux Power pursuant to a “shelf” registration statement on Form S-3 (File No. 333-249521), including a base prospectus, previously filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2020 and declared effective by the SEC on October 26, 2020. The registered direct offering of the securities was made by means of a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and an accompanying base prospectus relating to the securities being offered in the registered direct offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced lithium-ion energy storage solutions for lift trucks, and other industrial equipment including airport ground support equipment (GSE), solar energy storage, and other commercial applications. Our “LiFT Pack” battery packs, including our proprietary battery management system (BMS) and telemetry, provide our customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties, including market and other conditions, that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements in this press release include but is not limited to our ability to satisfy the closing conditions of the registered direct offering and the timing of the closing and the intended use of proceeds from the registered direct offering as well as development and success of new products, projected sales, failure to realize sales expected from backlog of orders and contracts; Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected, except as provided by law.

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Media & Investor Relations:

Justin Forbes

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info@fluxpower.com